Exhibit 10.1


                              EMPLOYMENT AGREEMENT

Agreement made and entered into as of this 7th day of June, 2006 by and between First Ipswich Bancorp and First National Bank of Ipswich, Massachusetts, companies having their principal places of business in Ipswich, Massachusetts (the "Company") and Russell G. Cole of Kennebunk, Maine (the "Employee").

      1. Term - The Company hereby employs the Employee and the Employee hereby accepts employment by the Company for a period of six months beginning June 7, 2006.

      2. Position - During the term of this agreement the Company agrees to employ the Employee as its interim President and Chief Executive Officer.

      3. Compensation - During the term of this agreement the Company shall pay to the Employee, in equal bi-weekly payments, an annualized salary of Two Hundred Thousand ($200,000) Dollars.

      4.    Fringe Benefits -

            a. During the term of this agreement the Company shall provide to the Employee all fringe and other benefits plans that the Company offers to all employees and to which the Employee may have participated in prior to this agreement or may participate in subsequent to this agreement.

            b. During the term of this agreement the Company shall reimburse the Employee for housing costs associated with obtaining housing within the Greater Ipswich area. Such reimbursed costs shall be limited to $3,000 per month.

            c. The Company shall provide up to $10,000 in relocation expense reimbursement.

      5. At the termination of this agreement, the Employee shall return to the position, responsibilities, compensation, and benefits he held prior to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed the within instrument as a sealed document as of the date first above written.

Witness:                           FIRST IPSWICH BANCORP and
                                   FIRST NATIONAL BANK OF IPSWICH

/s/ Carol A. Lloyd                 By: /s/ Neil St. John Raymond
--------------------------             -------------------------
                                       Chairman of the Board

Witness:

/s/ Timothy L. Felter                  /s/ Russell G. Cole
--------------------------             -------------------------
                                       Russell G. Cole